ASSET BACKED SECURITIES CORPORATION HOME EQUITY LOAN TRUST, SERIES NC 2005-HE8 - Stack Price/Yield

FOR INTERNAL DISTRIBUTION ONLY

Settle

10/28/2005

First Payment

11/25/2005

	5 CPR	10 CPR	15 CPR	20 CPR	25 CPR	30 CPR	35 CPR	40 CPR
A3
Price	100	100	100	100	100	100	100	100

	4.079	4.079	4.079	4.079	4.079	4.079	4.079	4.079
Yield	3.70	1.97	1.32	0.99	0.78	0.64	0.53	0.46
Mod Durn	3.33	1.86	1.27	0.95	0.76	0.62	0.52	0.45
Principal Window Begin	11/25/2005	11/25/2005	11/25/2005	11/25/2005	11/25/2005	11/25/2005	11/25/2005	11/25/2005
Principal Window End	8/25/2013	1/25/2010	8/25/2008	11/25/2007	6/25/2007	2/25/2007	12/25/2006	10/25/2006
Principal # Months	94	51	34	25	20	16	14	12

LIBOR_1MO	3.935	3.935	3.935	3.935	3.935	3.935	3.935	3.935
LIBOR_6MO	4.290	4.290	4.290	4.290	4.290	4.290	4.290	4.290
Prepay	5 CPR	10 CPR	15 CPR	20 CPR	25 CPR	30 CPR	35 CPR	40 CPR
No Prepays
Lockout and Penalties	Include Penalties	Exclude Penalties	Exclude Penalties	Exclude Penalties	Exclude Penalties	Exclude Penalties	Exclude Penalties	Exclude Penalties
Prepay Penalty Haircut	5	5	5	5	5	5	5	5
Optional Redemption	Call (Y)	Call (Y)	Call (Y)	Call (Y)	Call (Y)	Call (Y)	Call (Y)	Call (Y)

The tables and other statistical analyses (the 'Hypothetical Performance Data') that you will produce using Intex with the attached information are privileged and intended solely for use by you (the party to whom CSFB LLC provided the computer model used to generate them).  The Hypothetical Performance Data will be generated by you using a computer model prepared by CSFB LLC in reliance upon information furnished by the issuer of the securities and its affiliates, the accuracy and completeness of which has not been verified by CSFB LLC or any other person.  The computer model that you will use to prepare the Hypothetical Performance Data was furnished to you solely by CSFB LLC and not by the issuer of the securities.  It may not be (a) used for any purpose other than to make a preliminary evaluation of the referenced securities or (b) provided by you to any third party other than your legal, tax, financial and/or accounting advisors for the purposes of evaluating the Hypothetical Performance Data.  You agree that the Hypothetical Performance Data will be generated by or on behalf of you, and that neither CSFB LLC nor anyone acting on its behalf has generated or is in any way responsible for any Hypothetical Performance Data.